PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                           MORRISTOWN, NEW JERSEY 07962-1945

                                                              February 11, 1997

Factory Card Outlet Corp.
745 Birginal Drive
Bensenville, Illinois 60106

         Re: Registration Statement on Form S-8 for Shares of Common Stock issuable pursuant to the 1996 Employee Stock Purchase Plan


         We  have  examined  the   Registration   Statement  on  Form  S-8  (the
"Registration Statement") to be filed by Factory Card Outlet Corp. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of the Company, $.01 par value (the "Shares"), issuable pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan").

         We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

         Based on the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We consent to use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, as amended.

                                                   Very truly yours,



                                                   PITNEY, HARDIN, KIPP & SZUCH